Exhibit 4.1
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                        SERVICE CORPORATION INTERNATIONAL



     $50,000,000 Floating Rate Series A Senior Notes due November 28, 2011

     $150,000,000 Floating Rate Series B Senior Notes due November 28, 2011




                          -----------------------------
                             NOTE PURCHASE AGREEMENT
                          -----------------------------





                             Dated November 28, 2006





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                                TABLE OF CONTENTS

                                                                            PAGE

1.    AUTHORIZATION OF NOTES..................................................1

2.    SALE AND PURCHASE OF NOTES..............................................2

3.    CLOSING.................................................................2

4.    CONDITIONS TO CLOSING...................................................2

      4.1.   Representations and Warranties...................................2
      4.2.   Performance; No Default..........................................2
      4.3.   Compliance Certificates..........................................3
      4.4.   Opinions of Counsel..............................................3
      4.5.   Purchase Permitted By Applicable Law, Etc........................3
      4.6.   Sale of Other Notes..............................................4
      4.7.   Payment of Special Counsel Fees..................................4
      4.8.   Guaranty Agreement...............................................4
      4.9.   Sharing Agreement................................................4
      4.10.  Other Financing Arrangements.....................................4
      4.11.  Consummation of Merger...........................................4
      4.12.  Private Placement Number.........................................4
      4.13.  Changes in Corporate Structure...................................5
      4.14.  Funding Instructions.............................................5
      4.15.  Offeree Letter...................................................5
      4.16.  Proceedings and Documents........................................5

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................5

      5.1.   Organization; Power and  Authority...............................5
      5.2.   Authorization, Etc...............................................6
      5.3.   Disclosure.......................................................6
      5.4.   Organization and Ownership of Shares of Subsidiaries;
             Affiliates; Restrictive Agreements...............................6
      5.5.   Financial Statements; Material Liabilities.......................7
      5.6.   Compliance with Laws, Other Instruments, Etc.....................7
      5.7.   Governmental Authorizations, Etc.................................8
      5.8.   Litigation; Observance of Agreements, Statutes and Orders........8
      5.9.   Taxes............................................................8
      5.10.  Title to Property; Leases........................................9
      5.11.  Licenses, Permits, Etc...........................................9
      5.12.  Compliance with ERISA............................................9
      5.13.  Private Offering by the Company.................................10
      5.14.  Use of Proceeds; Margin Regulations.............................11
      5.15.  Existing Indebtedness; Future Liens.............................11
      5.16.  Foreign Assets Control Regulations, Etc.........................11
      5.17.  Status under Certain Statutes...................................12
      5.18.  Environmental Matters...........................................12

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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

      5.19.  Ranking of Obligations..........................................13

6.    REPRESENTATIONS OF THE PURCHASERS......................................13

      6.1.   Purchase for Investment.........................................13
      6.2.   Source of Funds.................................................13

7.    INFORMATION AS TO COMPANY..............................................15

      7.1.   Financial and Business Information..............................15
      7.2.   Officer's Certificate...........................................18
      7.3.   Visitation......................................................18

8.    PAYMENT AND PREPAYMENT OF THE NOTES....................................19

      8.1.   Maturity........................................................19
      8.2.   Optional Prepayments............................................19
      8.3.   Prepayment of Notes Upon Change in Control......................19
      8.4.   Allocation of Partial Prepayments...............................21
      8.5.   Maturity; Surrender, Etc........................................21
      8.6.   Purchase of Notes...............................................21
      8.7.   Interest Rate and Interest Payment Dates........................21
      8.8.   Yield Protection and Illegality.................................23

9.    AFFIRMATIVE COVENANTS..................................................26

      9.1.   Compliance with Law.............................................26
      9.2.   Insurance.......................................................26
      9.3.   Maintenance of Properties.......................................27
      9.4.   Payment of Taxes and Claims.....................................27
      9.5.   Corporate Existence, Etc........................................27
      9.6.   Books and Records...............................................27
      9.7.   Additional Subsidiary Guarantors................................28
      9.8.   Priority of Obligations.........................................28

10.   NEGATIVE COVENANTS.....................................................28

      10.1.  Indebtedness....................................................28
      10.2.  Limitations on Liens............................................31
      10.3.  Limit on Preferred Equity Issuance..............................31
      10.4.  Limitations on Sale/Leaseback Transactions......................32
      10.5.  Fundamental Changes; Line of Business...........................32
      10.6.  Investments, Loans, Advances, Guarantees and Acquisitions.......33
      10.7.  Limitation on Asset Sales.......................................35
      10.8.  Swap Agreements.................................................36
      10.9.  Restricted Payments.............................................36
      10.10. Transactions with Affiliates....................................38
      10.11. Restrictive Agreements; Maintenance of Most Favored Lender
             Status..........................................................38
      10.12. Financial Covenants.............................................39

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                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

      10.13. Terrorism Sanctions Regulations.................................40

11.   EVENTS OF DEFAULT......................................................40

12.   REMEDIES ON DEFAULT, ETC...............................................43

      12.1.  Acceleration....................................................43
      12.2.  Other Remedies..................................................43
      12.3.  Rescission......................................................44
      12.4.  No Waivers or Election of Remedies, Expenses, Etc...............44

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................44

      13.1.  Registration of Notes...........................................44
      13.2.  Transfer and Exchange of Notes..................................44
      13.3.  Replacement of Notes............................................45

14.   PAYMENTS ON NOTES......................................................45

      14.1.  Place of Payment................................................45
      14.2.  Home Office Payment.............................................46
      14.3.  Record Date.....................................................46

15.   EXPENSES, ETC..........................................................46

      15.1.  Transaction Expenses............................................46
      15.2.  Survival........................................................47

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........47

17.   AMENDMENT AND WAIVER...................................................47

      17.1.  Requirements....................................................47
      17.2.  Solicitation of Holders of Notes................................47
      17.3.  Binding Effect, etc.............................................48
      17.4.  Notes Held by Company, etc......................................48

18.   NOTICES................................................................48

19.   REPRODUCTION OF DOCUMENTS..............................................49

20.   CONFIDENTIAL INFORMATION...............................................49

21.   SUBSTITUTION OF PURCHASER..............................................50

22.   MISCELLANEOUS..........................................................51

      22.1.  Successors and Assigns..........................................51
      22.2.  Payments Due on Non-Business Days...............................51
      22.3.  Accounting Terms................................................51
      22.4.  Severability....................................................51
      22.5.  Construction, etc...............................................51

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

      22.6.  Counterparts....................................................52
      22.7.  Governing Law...................................................52
      22.8.  Jurisdiction and Process; Waiver of Jury Trial..................52

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Schedule A          --    Information Relating to Purchasers

Schedule B          --    Defined Terms

Schedule 4.8        --    Initial Guarantors

Schedule 5.3        --    Disclosure Materials

Schedule 5.4        --    Subsidiaries of the Company and Ownership of
                          Subsidiary Stock

Schedule 5.5        --    Financial Statements

Schedule 5.8        --    Material Litigation

Schedule 5.15       --    Existing Indebtedness

Schedule 10.2       --    Existing Liens

Schedule 10.6       --    Existing Investments

Schedule 10.7             Merger-Related Asset Sales

Schedule            --    Restrictive Agreements
10.11(a)

Exhibit 1(a)        --    Form of Series A Floating Rate Senior Note due
                          November 28, 2011

Exhibit 1(b)        --    Form of Series B Floating Rate Senior Note due
                          November 28, 2011

Exhibit             --    Form of Opinion of Special Counsel for the Company
4.4(a)(i)

Exhibit             --    Form of Opinion of General Counsel for the Company
4.4(a)(ii)

Exhibit             --    Form of Opinion of Special Iowa Counsel to certain of
4.4(a)(iii)               the Initial Guarantors

Exhibit 4.4(b)      --    Form of Opinion of Special Counsel for the Purchasers

Exhibit 4.8         --    Form of Guaranty Agreement

Exhibit 4.9         --    Form of Sharing Agreement

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                        Service Corporation International
                               1929 Allen Parkway
                              Houston, Texas 77019
                            Facsimile: (713) 525-5596
      $50,000,000 Floating Rate Series A Senior Notes due November 28, 2011
     $150,000,000 Floating Rate Series B Senior Notes due November 28, 2011





                                                               November 28, 2006



To Each of The Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

     SERVICE CORPORATION INTERNATIONAL, a Texas corporation (together with its permitted successors and assigns hereunder, the "COMPANY"), agrees with each of the purchasers whose names appear at the end hereof (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of:

          (a) $50,000,000 aggregate principal amount of its Floating Rate Series A Senior Notes due November 28, 2011 (including any amendments, restatements or modifications from time to time, the "SERIES A NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement); and

          (b) $150,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due November 28, 2011 (including any amendments, restatements or modifications from time to time, the "SERIES B NOTES", such term to include any such notes issued in substitution therefor pursuant to
     Section 13 of this Agreement and, together with the Series A Notes, the "NOTES"). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

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2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the Series specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.   CLOSING.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY 10022-4689, at 10:00 A.M., New York Time, at a closing (the "CLOSING") on November 28, 2006 or on such other Business Day thereafter on or prior to November 28, 2006 as may be agreed upon by the Company and the Purchasers (such date, the "CLOSING DATE"). At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (of each Series, if such Purchaser is purchasing Notes of both Series) (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 0010-126-6337 at JPMorgan Chase Bank, N.A., Houston, Texas ABA No. 021-000-021 Credit: SCI Funeral & Cemetery Purchasing Cooperative, Inc. Reference: Note Purchase Agreement. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     4.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2. PERFORMANCE; NO DEFAULT.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the

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proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

     4.3. COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

          (c) INITIAL GUARANTORS' SECRETARY'S CERTIFICATE. Each of the Initial Guarantors shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery by such Initial Guarantor of the Guaranty Agreement.

     4.4. OPINIONS OF COUNSEL.

     Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) (i) from Locke
Liddell & Sapp LLP, counsel for the Company and certain of the Initial Guarantors, covering the matters set forth in Exhibit 4.4(a)(i) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (ii) James M. Shelger, general counsel to the Company covering the matters set forth in
Exhibit 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (iii) from Davis, Brown, Koehn, Shors & Roberts, P.C., special Iowa counsel to certain of the Initial Guarantors, covering the matters set forth in Exhibit 4.4(a)(iii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

     On the Closing Date such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not

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subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      4.6.  SALE OF OTHER NOTES.

      Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

      4.7.  PAYMENT OF SPECIAL COUNSEL FEES.

      Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      4.8.  GUARANTY AGREEMENT.

      Each of the Persons identified on Schedule 4.8 hereto (all such Persons, collectively, the "INITIAL GUARANTORS") shall have executed and delivered to the Purchasers a Guaranty Agreement (as may be amended, restated or modified from time to time, the "GUARANTY AGREEMENT"), substantially in the form of Exhibit 4.8.

      4.9.  SHARING AGREEMENT.

      The Company, the Initial Guarantors, the Purchasers and all Persons party to the Credit Agreement shall have executed the Sharing Agreement, substantially in the form of Exhibit 4.9, among themselves and the others parties thereto, and such Sharing Agreement shall be in full force and effect as of the Closing Date.

      4.10. OTHER FINANCING ARRANGEMENTS.

      The Company shall have consummated the transactions contemplated by the Credit Agreement and the Public Note Agreement, and the Company shall have delivered to each Purchaser true and correct copies of the Credit Agreement and the Public Note Agreement, each as in effect on the Closing Date, certified as such by a Responsible Officer.

      4.11. CONSUMMATION OF MERGER.

      All conditions precedent to the consummation of the Merger shall have been satisfied (with the filing of the merger certificate to occur immediately after funding of the purchase of the Notes), and the Company shall have delivered to each Purchaser a true and correct copy of the Merger Documents, as in effect on the Closing Date, certified as such by a Responsible Officer.

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

      4.12. PRIVATE PLACEMENT NUMBER.

      A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained each Series of Notes.

      4.13. CHANGES IN CORPORATE STRUCTURE.

      The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity (other than as a result of the Merger), at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      4.14. FUNDING INSTRUCTIONS.

      At least three Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

      4.15. OFFEREE LETTER.

      JPMorgan Securities Inc. and Merrill Lynch & Co. shall have delivered to the Company, its counsel, each of the Purchasers and the Purchasers' special counsel an offeree letter, in form and substance satisfactory to each Purchaser and the Company, confirming the manner of the offering of the Notes by JPMorgan Securities Inc. and Merrill Lynch & Co.

      4.16. PROCEEDINGS AND DOCUMENTS.

      All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.(,)

      The Company represents and warrants to each Purchaser that, as of the Closing Date and after giving effect to the Merger:

      5.1.  ORGANIZATION; POWER AND AUTHORITY.

      Each of the Company and the Initial Guarantors is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Initial Guarantors has the

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

corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and in the case of the Company, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof and, in the case of each Initial Guarantor, to execute and deliver the Guaranty Agreement and to perform the provisions thereof.

      5.2.  AUTHORIZATION, ETC.

          (a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of each Initial Guarantor party thereto, and the Guaranty Agreement constitutes the legal, valid and binding obligation of such Initial Guarantor enforceable against such Initial Guarantor in accordance with its terms, except as such enforceability may be limited by
      (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
      (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3.  DISCLOSURE.

      The Company, through its agents, JPMorgan Securities Inc. and Merrill Lynch & Co., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September, 2006 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule
5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to September 27, 2006 being referred to, collectively, as the "DISCLOSURE DOCUMENTS"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

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      5.4.  ORGANIZATION  AND  OWNERSHIP  OF SHARES OF SUBSIDIARIES; AFFILIATES;
RESTRICTIVE AGREEMENTS.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organiza-tion, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and
      (iii) of the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

      5.5.  FINANCIAL STATEMENTS; MATERIAL LIABILITIES.

      The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

      5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

      The execution, delivery and performance by (a) the Company of this Agreement, the Notes and the Sharing Agreement and (b) each Initial Guarantor of the Guaranty Agreement and the Sharing Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

      No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement, the Notes or the Sharing Agreement or (b) any Initial Guarantor of the Guaranty Agreement or the Sharing Agreement.

      5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed on Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitra-tor or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.9.  TAXES.

      The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the

Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 1998.

      5.10. TITLE TO PROPERTY; LEASES.

      The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      5.11. LICENSES, PERMITS, ETC.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      5.12. COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than benefit liabilities in excess of the fair market value of plan assets) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any

      ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of December 31, 2005 on the basis of the assumptions used for purposes of Financial Accounting Standards Board Statement No. 87, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $30,000,000 in the case of any single Plan or $40,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation, other than pension obligations (in each case determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the
      Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

      5.13. PRIVATE OFFERING BY THE COMPANY.

      Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

      5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

      The Company will apply the proceeds of the sale of the Notes as set forth in the "Sources and Uses" section of the Memorandum. Except for the purchase of all of the outstanding Equity

Interests of Alderwoods in connection with the transactions contemplated by the Merger Documents (which Equity Interests, after giving effect to such transactions, will be delisted and not available for trading by the Company), no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities, in each case under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      5.15. EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its
      Subsidiaries as of the Closing Date (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
      Section 10.2.

          (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

      5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

          (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

      5.17. STATUS UNDER CERTAIN STATUTES.

      Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      5.18. ENVIRONMENTAL MATTERS.

          (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsid-iaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

          (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      5.19. RANKING OF OBLIGATIONS.

      The Company's payment obligations under this Agreement and the Notes, will, upon the execution and delivery of this Agreement and the issuance of the Notes, rank at least PARI PASSU, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company except for such Indebtedness which is mandatorily preferred by law and not by contract. Each
Guarantor's payment obligations under the Guaranty Agreement will, upon execution and delivery of the Guaranty Agreement, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor except for such Indebtedness which is mandatorily preferred by law and not by contract.

6.    REPRESENTATIONS OF THE PURCHASERS.

      6.1.  PURCHASE FOR INVESTMENT.

      Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      6.2.  SOURCE OF FUNDS.

      Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) the Source is a governmental plan; or

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.    INFORMATION AS TO COMPANY.

      7.1.  FINANCIAL AND BUSINESS INFORMATION.

      The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) QUARTERLY STATEMENTS -- within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Quarterly Report on Form 10-Q (the "FORM 10-Q") with the SEC (or that would be so applicable if the Company were subject to such filing requirements)) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
      Section 7.1(a), PROVIDED, FURTHER, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at: http//www.sci-corp.com) and shall have given each Purchaser notice of such availability on EDGAR (which notice may be provided in the certificate referred to in Section 7.2) and on its home page in connection with each delivery (such availability and notice thereof being referred to as "ELECTRONIC DELIVERY");

          (b) ANNUAL STATEMENTS -- within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Annual Report on Form 10-K (the "FORM 10-K") with the SEC (or that would be so applicable if the Company were subject to such filing requirements)) after the end of each fiscal year of the Company, duplicate copies of

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (A) an opinion thereon of independent  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

      PROVIDED that the delivery within the time period specified above of the Company's Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (B) above (the "ACCOUNTANTS' CERTIFICATE"), shall be deemed to satisfy the requirements of this Section 7.1(b), PROVIDED, FURTHER, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery, the Accountants' Certificate;

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; PROVIDED, that the Company shall be deemed to have made such delivery of such copy if it shall have timely made Electronic Delivery thereof;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder (other than the Merger and the transactions contemplated thereunder), for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company's Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder, under the Notes and under the Sharing Agreement as from time to time may be reasonably requested by any such holder of Notes; and

          (h) INTEREST RATE NOTICE -- Promptly, and in any event within 5 days of any change in the Prime Rate (to the extent there are any Prime Rate Loans outstanding) and within 5 days after the commencement of any Interest Period, evidence in reasonable detail (which shall not be binding on the holders of the Notes) of the computation of the interest rate applicable to such Interest Period (including with such computation a copy of the applicable Bloomberg page "Currency BBAM 1" relied upon in setting such rate) and specifying the next succeeding Interest Payment Date. Unless any holder of Notes delivers written objection to any such computation to the Company within 45 days of receipt thereof, such computation shall be binding on the holders of the Notes for the related Interest Period (except in the case of manifest error).

      7.2. OFFICER'S CERTIFICATE.

      Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 9.7, 10.1, 10.4, 10.6, 10.7, 10.9, and 10.12, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      7.3.  VISITATION.

      The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the

      Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.    PAYMENT AND PREPAYMENT OF THE NOTES.

      8.1.  MATURITY.

      As provided therein, the entire unpaid principal balance of each Series of Notes shall be due and payable on the stated maturity date thereof.

      8.2.  OPTIONAL PREPAYMENTS.

      The Company may not prepay the outstanding principal balance of the Series B Notes in whole or in part on or before the first anniversary of the Closing Date. At any time, in the case of the Series A Notes, or at any time after the first anniversary of the Closing Date, in the case of the Series B Notes, the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series A Notes and the Series B Notes, in a principal amount not less than $1,000,000, at 100% of the principal amount so prepaid, and, if any interest on any Note is being calculated by reference to the LIBO Rate and such prepayment is made on any date other than the last day of the applicable Interest Period for such Note, any Breakage Cost Indemnity in respect thereof. The Company will give each holder of Notes to be prepaid hereunder written notice of each optional prepayment under this Section 8.2 not less than (a) 15 Business Days in the case of any LIBOR-Based Loan and (b) one
(1) Business Day in the case of any Prime Rate Loan, and not more than 30 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount and Series of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall affirm the Company's obligation to pay the Breakage Cost Indemnity to each holder of the Notes to be prepaid, if applicable, upon receipt from each such holder of the certificates contemplated by Section 8.8(b). Notwithstanding anything in this Section 8.2 to the contrary, however, the Company may not prepay any of the Notes pursuant to this Section 8.2 unless the Term Loan has been paid in full.

     8.3. PREPAYMENT OF NOTES UPON CHANGE IN CONTROL.

          (a) NOTICE OF CHANGE IN CONTROL. The Company will, within five Business Days after any Responsible Officer obtaining knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer by the Company to prepay Notes as described in clause 8.3(b) of this Section 8.3 and shall be accompanied by the certificate described in clause (e) of this Section 8.3.

          (b) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by clause (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes of each Series held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "CHANGE IN CONTROL PREPAYMENT DATE"), which date shall be a Business Day, that is not less than 30 days and not more than 60 days after the date of such offer (if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the Business Day on or immediately following the 45th day after the date of such offer).

          (c) ACCEPTANCE; REJECTION. A holder of Notes may reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such rejection to be delivered to the Company not less than 10 Business Days before the applicable Change in Control Prepayment Date specified in the applicable notice provided under Section 8.3(b). A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

          (d) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this
     Section 8.3 shall be at 100% of the principal amount of such Notes so prepaid, together with interest on such Notes accrued to the applicable Change in Control Prepayment Date and Breakage Cost Indemnity, if any, in respect of all Notes to be prepaid. Each prepayment of Notes pursuant to this Section 8.3 shall be made on the applicable Change in Control Prepayment Date.

          (e) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by an original or a copy of a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the proposed Change in Control Prepayment Date; (ii) that such offer is made pursuant to this
     Section 8.3; (iii) the principal amount of each Note offered to be prepaid;
     (iv) the interest that would be due on each Note offered to be prepaid as of the Change in Control Prepayment Date; (v) that the conditions of this
     Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control (including, if known, the name or names of the Person or Persons acquiring control).

          (f) NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Promptly after each Change in Control Prepayment Date and the making of all prepayments contemplated on such Change in Control Prepayment Date under this Section
     8.3 (and,  in any event,
     within 30 days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then-current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

     8.4. ALLOCATION OF PARTIAL PREPAYMENTS.

      In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (or, if such prepayment is to be made on or prior to the first anniversary of the Closing Date, allocated among all of the Series A Notes) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.5. MATURITY; SURRENDER, ETC.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, and the Breakage Cost Indemnity, if applicable, payable to each holder of Notes that has delivered to the Company the certificate contemplated by Section 8.8(b), on or prior to such date (and the Company shall promptly pay Breakage Cost Indemnity, if applicable, to each holder of Notes that shall deliver such certificate within 60 days thereafter). From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Breakage Cost Indemnity, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.6. PURCHASE OF NOTES.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7. INTEREST RATE AND INTEREST PAYMENT DATES.

          (a) INTEREST RATE.  Subject to Section 8.7(d),  Section  8.7(f)(i) and
     Section 8.8(a), the outstanding principal amount of the Notes of each Series shall bear interest, for each Interest Period applicable thereto, at the relevant LIBO Rate, as determined in this Section 8.7(a), for such Interest Period. The determination of the applicable LIBO Rate shall be made by the Company in accordance with the terms hereof. The Company shall provide such determination to the holders of the Notes in accordance with the provisions of Section 7.1(h), but the failure of the Company to notify the holders of the Notes of any such determination shall not affect the obligations of the Company hereunder. While an Event of Default is continuing, interest on the Notes shall be payable at the rate set forth in Section 8.7(f)(i) and shall be payable on each Interest Payment Date (or such shorter intervals as interest may be paid under the Credit Agreement in such circumstances).

          (b) CALCULATION OF INTEREST. Interest on the Notes shall be calculated on the basis of a 360 day year and the actual number of days elapsed, calculated as to each Interest Period or other period during which interest accrues from and including the first day thereof to but excluding the last day thereof.

          (c) PAYMENT OF INTEREST. Subject to Section 8.7(a), interest on each Note shall be payable on each Interest Payment Date.

          (d) INABILITY TO DETERMINE LIBO RATE. If, prior to the first Business Day of any Interest Period, the basis for determining the LIBO Rate ceases to be reported on Bloomberg page "Currency BBAM 1"(and JPMorgan Chase Bank, N.A., is not quoting the rate contemplated by clause (ii) of the definition of "LIBO Rate") and if the Required Holders, or their designated agent, shall have reasonably determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, other adequate and reasonable means do not exist for ascertaining the interest rate applicable to Dollar loans to major banks in the London Interbank Eurodollar market for such Interest Period, then the Required Holders shall forthwith give notice thereof to the Company. If such notice is given, (i) the interest rate applicable to all LIBOR-Based Loans for such Interest Period shall be the Prime Rate, determined and effective as of the first day of such Interest Period, (ii) each reference herein and in the Notes to the "LIBO Rate" for any Interest Period shall be deemed thereafter to be a reference to the Prime Rate, and (iii) subject to
     Section 8.7(e) below, such substituted rate shall thereafter be determined by the Required Holders in accordance with the terms hereof. Until notice contemplated by Section 8.7(e) is furnished by the Required Holders, the LIBO Rate (defined without giving effect to clause (ii) of this Section 8.7(d)) shall not apply to any LIBOR-Based Loan.

          (e) REINSTATEMENT OF LIBO RATE. If there has been at any time an interest rate substituted for the LIBO Rate in accordance with Section 8.7(a) or Section 8.7(d) and if in the reasonable opinion of the Required Holders, the circumstances causing such substitution have ceased, then the Required Holders shall promptly notify the Company in writing of such cessation, and on the first day of the next succeeding Interest Period the LIBO Rate shall be determined as originally defined hereby. Nevertheless, thereafter the provisions of Section 8.7(a) and Section 8.7(d) above shall continue to be effective.

          (f) DEFAULT RATE; OVERDUE AMOUNTS.

               (i) INCREASE IN INTEREST RATE; EVENT OF DEFAULT. Upon the occurrence and during the continuance (but only during the continuance) of an Event of Default, the outstanding principal amount of each Note shall bear interest from and including the date of the occurrence of such Event of Default to, but excluding, the date when no Event of Default shall be continuing, at a rate per annum equal to the Default Rate.

               (ii) INTEREST AND OTHER AMOUNTS. Any overdue payment of interest on the outstanding principal amount of any Notes, and any other overdue amount payable in accordance with the terms of this Agreement, the Notes or the Guaranty Agreement (regardless of whether the failure to make such payment constitutes an Event of Default), shall bear interest, payable on demand, for each day from and including the date payment thereof was due to the date of actual payment, at a rate per annum equal to the Default Rate (but without duplication of the Default Rate payable under Section 8.7(f)(i)).

     8.8. YIELD PROTECTION AND ILLEGALITY.

          (a) ILLEGALITY.

               (i) Notwithstanding any other provision of this Agreement, if, after the Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any holder of the Notes to maintain any LIBOR-Based Loan, then by written notice to the Company:

                    (A) such holder  shall  promptly  notify the Company of such circumstances, including a description of and the effective date of such law, regulation or interpretation (which notice shall be withdrawn whenever such circumstances no longer exist);

                    (B) such holder may require that all outstanding LIBOR-Based
               Loans held by it be converted to Prime Rate Loans that bear interest at the Prime Rate, in which event all such LIBOR-Based
               Loans shall be converted automatically to Prime Rate Loans bearing interest at the Prime Rate as of the effective date specified in such notice; and

                    (C) such notice  shall cease to be effective at such time as it shall no longer be unlawful for such holder to maintain any LIBOR-Based Loan and, effective as of the first day of the next succeeding Interest Period, the Notes shall bear interest in accordance with the provisions of Section 8.7(a);

               (ii) For purposes of this Section 8.8(a), a notice to the Company by a holder of any Note shall be effective on the last day of the Interest Period during which such notice is given unless the effective date specified in such notice is an earlier date (which earlier date may be specified only if required by such change in law, regulation or interpretation), in which event such notice shall be effective as of such earlier date. If any such conversion to the Prime Rate occurs on a day which is not the last day of an Interest Period, the Company shall pay to such holder such amounts, if any, as may be required pursuant to Section 8.8(b).

          (b) BREAKAGE COST INDEMNITY. The Company agrees to indemnify each holder of the Notes for, and promptly to pay to each such holder upon the written request of such holder, any amounts required to compensate such holder for any losses, costs or expenses sustained or incurred by such holder arising out of:

               (i) any event (including any acceleration of the Notes in accordance with Section 12.1 and any prepayment of the Notes pursuant to Sections 8.2 or 8.3) which results in:

                    (A) such  holder  receiving  any  amount on  account  of the principal of any Note prior to the end of the Interest Period in effect therefor, or

                    (B) the conversion of any  LIBOR-Based  Loan to a Prime Rate
               Loan other than on the last day of the Interest Period in effect therefor, or

               (ii) the failure by the Company to pay any amount in respect of a payment or prepayment required to be made hereunder on the date due in respect of any LIBOR-Based Loan,

      including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such holder to fund or maintain such LIBOR-Based Loans.

      A certificate of any such holder of the Notes setting forth, in reasonable detail, the calculations of any amount or amounts which such holder is entitled to receive pursuant to this Section 8.8(b) and the basis therefor, shall be delivered to the Company and shall be prima facie evidence of such amount absent manifest error unless the Company notifies such holder in writing to the contrary within 30 days after such certificate is delivered to the Company. The provisions of this Section 8.8(b) shall remain operative and in full force and effect regardless of prepayment of the Notes, the consummation of the transactions contemplated hereby, the repayment of any Notes, the invalidity or unenforceability of any other term or provision of this Agreement, the Notes or the Guaranty Agreement or any investigation made by or on behalf of any such holder.

          (c) RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

               (i) Notwithstanding any other provision of this Agreement, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any holder of the Notes of the principal of or interest on any LIBOR-Based Loan made by such holder or any fees or expenses or indemnities payable hereunder (other than changes in respect of franchise taxes or taxes imposed on or measured by the gross revenues or net income of any such holder, in each case imposed by the United States of America or the jurisdiction in which such holder is organized or has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any holder, or

          LIBOR-Based Loans made by any holder, and the collective result of the foregoing shall be to increase the cost to any such holder of making or maintaining any LIBOR-Based Loan on the basis of the LIBO Rate or to reduce the amount of any sum received or receivable by any such holder hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such holder to be material, then such holder shall deliver to the Company a certificate setting forth such additional amount or amounts as will compensate such holder for such additional costs incurred or reduction suffered.

               (ii) If, after the Closing Date, any holder of the Notes shall have reasonably determined that

                    (A) the adoption of any law, rule, regulation,  agreement or guideline applicable to such holder regarding capital adequacy, or any amendment or other modification to or of any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline was originally adopted before or after the Closing Date),

                    (B) any change in the  interpretation  or  administration of any law, rule, regulation, agreement or guideline regarding capital adequacy applicable to such holder by any Governmental Authority charged with the interpretation or administration thereof, or

                    (C) compliance by any holder with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority issued after the Closing Date, has or would have the effect of increasing the cost to such holder of making or maintaining its investment in the Notes or reducing the rate of return on such holder's capital as a consequence of the Notes to a level below that which such holder could have achieved but for such applicability, adoption, change or compliance (taking into consideration such holder's policies with respect to capital adequacy) by an amount deemed by such holder to be material, then such holder shall deliver to the Company a certificate setting forth such additional amount or amounts as will compensate such holder for any such reduction suffered.

               (iii) The certificate of any holder of the Notes delivered to the
          Company pursuant to clause (i) or (ii) above shall set forth, in reasonable detail, the calculation of the amount or amounts necessary to compensate such holder as specified in clause (i) or (ii) above and the basis therefor (which shall include notice of the law, regulations, guidelines, request or any interpretation thereof, of any Governmental Authority (whether or not having the force of law), as applicable, giving rise to such increased costs or reductions) and shall be prima facie evidence of such amount absent manifest error unless the Company notifies such holder in writing to the contrary within 30 days of the delivery of such certificate. The Company agrees to pay such holder the amount shown as due on any such certificate delivered by it within five Business Days after the Company's receipt of the same.

               (iv) Failure or delay on the part of any holder of the Notes to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such holder's right to demand such compensation with respect to any Interest Period; provided that the Company shall not be required to compensate any holder of Notes pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such holder notifies the Company of any event referred to in the foregoing clause (ii) giving rise to such increased costs or reductions and of such holder's intention to claim compensation therefor; provided further that, if such event giving rise to such increased costs or reductions is retroactive, the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 8.8(c) shall be available to such holder regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

9.   AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     9.1. COMPLIANCE WITH LAW.

     Without limiting Section 10.13, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2. INSURANCE.

     The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3. MAINTENANCE OF PROPERTIES.

     The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4. PAYMENT OF TAXES AND CLAIMS.

     The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5. CORPORATE EXISTENCE, ETC.

     Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary in accordance with the provisions of Section 10.5) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6. BOOKS AND RECORDS.

     The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

     9.7. ADDITIONAL SUBSIDIARY GUARANTORS.

     If any Domestic Subsidiary is formed or acquired after the Closing Date, the Company will, within ten Business Days, notify the holders of the Notes thereof and promptly, and in any event within 20 Business Days after such formation or acquisition, cause such Subsidiary (a) to execute a joinder to the Guaranty Agreement and to become a party to the Sharing Agreement and (b) to deliver such opinions of counsel, certificates, accompanying authorizing resolutions and corporate or similar documents, and such other agreements, instruments and other documents in respect of such Subsidiary's execution of the joinder to the Guaranty Agreement and becoming a party to the Sharing Agreement as are required pursuant to the terms of the Guaranty Agreement or as the Required Holders may reasonably request, each of the foregoing in form and substance reasonably satisfactory to the Required Holders. If, on any date, the aggregate combined revenues of all Foreign Subsidiaries for the four fiscal quarters of the Company then most recently ended exceed 20% of the total consolidated revenue of the Company and its Subsidiaries for such period (calculated, in each case, in accordance with GAAP) or the aggregate combined assets of all Foreign Subsidiaries, measured on such date, exceed 20% of the total consolidated assets of the Company and its Subsidiaries (calculated in accordance with GAAP), measured on such date, the Company shall promptly, and in any event within 30 days of a Responsible Officer becoming aware that the revenues or assets of its Foreign Subsidiaries meet the conditions specified above, cause one or more of said Foreign Subsidiaries (a) to execute a joinder to the Guaranty Agreement and to become a party to the Sharing Agreement and (b) to deliver such opinions of counsel, certificates, accompanying authorizing resolutions and corporate or similar documents, and such other agreements, instruments and other documents in respect of such Subsidiary's execution of the joinder to the Guaranty Agreement and becoming a party to the Sharing Agreement as are required pursuant to the terms of the Guaranty Agreement or as the Required Holders may reasonably request, each of the foregoing in form and substance reasonably satisfactory to the Required Holders, such that, after giving effect to such joinder to the Guaranty Agreement, both the aggregate combined revenue and the aggregate combined assets (determined in each case in accordance with GAAP), of all Foreign Subsidiaries that have not executed a joinder to the Guaranty Agreement, is less than 20% of the total consolidated revenue and total assets of the Company and all of its Subsidiaries.

     9.8. PRIORITY OF OBLIGATIONS.

     The Company will ensure that (a) its obligations under this Agreement and the Notes, and (b) each Guarantor's obligations under the Guaranty Agreement, will at all times rank at least PARI PASSU, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company or such Guarantor, respectively.

10.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1. INDEBTEDNESS.

      The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created under this Agreement and the Notes;

          (b) Indebtedness in respect of the Revolving Borrowings permitted under the Credit Agreement, in an aggregate amount not to exceed $400,000,000 at any time, Indebtedness under the Term Loans (PROVIDED that the aggregate amount of the Indebtedness in respect of the Term Loans and the Notes does not exceed $350,000,000 outstanding at any time) and Indebtedness of the Company arising from the issuance of notes pursuant to the Public Note Agreement related to the Merger in an aggregate amount not to exceed $500,000,000;

          (c)  Indebtedness  existing  on the  Closing  Date  and set  forth  on
     Schedule 5.15 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof; PROVIDED that any such refinancing Indebtedness (A) shall be unsecured and (B) shall not mature before the earlier of (x) the maturity date of the Indebtedness refinanced and (y) the date six months following the Revolving Maturity Date;

          (d) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Guarantor to the Company or any other Guarantor shall be subject to the restrictions on investments contained in Sections 10.6(c) and 10.6(d) below;

          (e) Unsecured Guarantees by the Company of Indebtedness of any Subsidiary and unsecured Guarantees by any Guarantor of Indebtedness of any other Guarantor, to the extent said Indebtedness is permitted hereunder; PROVIDED that no Guarantor or any other Subsidiary may guarantee any Indebtedness under the Public Note Agreement or under any document identified on Schedule 5.15 to the extent that such Guarantee was not in effect on the Closing Date;

          (f) Indebtedness of the Company or any Subsidiary incurred after the Closing Date under leases (collectively, the "TRANSPORTATION EQUIPMENT LEASES") of motor vehicles (including off-road vehicles) and aircraft;

          (g) (A) Indebtedness of the Company or any Subsidiary incurred after the Closing Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets, or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount or change the parties directly or indirectly responsible for the payment thereof, (B) Attributable Debt (as defined below) of the Company or any Subsidiary incurred after the date hereof pursuant to Sale and Leaseback Transactions permitted under Section 10.4 and (C)

     Indebtedness represented by seller notes executed by the Company incurred after the date hereof in connection with Permitted Acquisitions; PROVIDED that (x) the Indebtedness in clause (A) hereof is incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement and (y) the aggregate principal amount of the Indebtedness permitted by this clause (g) in excess of Attributable Debt shall not exceed $75,000,000 at any time outstanding. "ATTRIBUTABLE DEBT" means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty (including any fee, however denominated, paid upon termination), the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of such penalty or fee, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination. Any determination of any rate implicit in the terms of the lease included in such Sale and Leaseback Transaction made in accordance with generally accepted financial practices by the Company shall be binding and conclusive absent manifest error;

          (h) Unsecured Indebtedness incurred under a credit facility by one or more Canadian Subsidiaries of the Company, so long as each such Canadian Subsidiary guarantees the Indebtedness in respect of the Notes and the aggregate principal amount of such Indebtedness permitted by this clause
     (h) does not exceed $100,000,000 at any time outstanding;

          (i) Unsecured Indebtedness of any Subsidiary, PROVIDED that the aggregate principal amount of all Indebtedness permitted by this clause (i) shall not exceed an aggregate principal amount of $5,000,000 at any time outstanding;

          (j) Obligations incurred in connection with covenants not to compete to the extent such obligations are treated as indebtedness under GAAP, PROVIDED that the aggregate principal amount of all Indebtedness permitted by this clause (j) shall not exceed an aggregate amount of $50,000,000 at any time outstanding;

          (k) Indebtedness of any Subsidiary of the Company in existence (but not incurred or created in connection with the acquisition by the Company or any other Subsidiary of the Company thereof) on the date on which such Subsidiary is acquired by the Company, PROVIDED (i) neither the Company nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Company or any of its other Subsidiaries is bound with respect to such Indebtedness and (iii) the Company is in compliance with the financial covenants contained in Section
     10.12 after giving effect to such acquisition; and

          (l) Unsecured Indebtedness of the Company not permitted by any other clause of this Section 10.1; PROVIDED that (A) no Default or Event of Default exists at the time of, or is created as a result of, the incurrence of such Indebtedness, (B) for all Indebtedness in excess of $50,000,000, such Indebtedness does not have a maturity date before the date six months following the maturity date of the Notes, and (C) the terms of such unsecured Indebtedness are not more restrictive than the terms of this Agreement.

     10.2. LIMITATIONS ON LIENS

     The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) Any Lien on any property or asset of the Company or any Subsidiary existing on the Closing Date and set forth on Schedule 10.2; PROVIDED that
     (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date;

          (c) Any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (d) Liens on property subject to Transportation Equipment Leases, PROVIDED that the Indebtedness secured by any Transportation Equipment Lease does not exceed the cost of acquiring the property subject thereto; and

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (i) such Liens secure Indebtedness permitted under Section 10.1 above (other than Section 10.1(a) or Section 10.1(b)), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days (or such longer period if necessary solely to obtain any permits or licenses required in connection with such acquisition, construction or improvement) after such acquisition or the completion of such construction or improvement, (iii) the
     Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Company or any Subsidiary.

     10.3. LIMIT ON PREFERRED EQUITY ISSUANCE.

     The Company will not, nor will it permit any Subsidiary to, issue any Preferred Stock, other than (a) Preferred Stock of the Company issued (i) without any mandatory redemption provisions or (ii) pursuant to any shareholders' rights plan of the Company; and (b) Preferred Stock issued by any Subsidiary to the extent, and only to the extent, that such Preferred Stock is owned by the Company or another Subsidiary.

     10.4. LIMITATIONS ON SALE/LEASEBACK TRANSACTIONS.

     The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; PROVIDED that the Company may enter into (a) Sale and Leaseback Transactions if the aggregate outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by this clause (a) shall at no time exceed $125,000,000 and (b) any Transportation Equipment Lease; and PROVIDED, FURTHER that all Attributable Debt associated with any such Sale and Leaseback Transaction shall be treated as Indebtedness of the Company or any such Subsidiary, as applicable, and shall be subject to the limitations of the covenant described in Section 10.1 above.

     10.5. FUNDAMENTAL CHANGES; LINE OF BUSINESS.

          (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Company and its Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or, in the case of the Company or any Guarantor, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; PROVIDED, however, that (A) no Guarantor may merge into a Foreign Subsidiary (unless prior to such merger, such Guarantor was also a Foreign Subsidiary), and
     (B) after giving effect to such transaction, the surviving Subsidiary is a Guarantor if either of such Subsidiaries was previously a Guarantor, (iii) any permitted asset disposition involving the sale of a Subsidiary may be effected by a merger of such Subsidiary, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary; PROVIDED, however, that (A) no Guarantor may sell, transfer, lease or otherwise dispose of its assets to any Foreign Subsidiary (unless prior to such sale, transfer, lease or disposition such Guarantor was also a Foreign Subsidiary), and (B) after giving effect to such transaction, the surviving Subsidiary is a Guarantor if either of such Subsidiaries was previously a Guarantor, and (v) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes; PROVIDED in each case that any such merger involving any Person that is not a

     Wholly-Owned  Subsidiary  immediately  prior to such  merger  shall  not be
     permitted   unless  also   permitted  by  Section   10.6  below   regarding
     restrictions on investments.

          (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Closing Date and businesses reasonably related thereto.

     10.6. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS.

      The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) Investments, guarantees and loans existing on the Closing Date and set forth on Schedule 10.6;

          (c) In addition to the investments, guarantees and loans described in clause (b) above, investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; PROVIDED that the aggregate amount of investments made under this clause (c), by the Company or any Subsidiary in Subsidiaries that are not Guarantors, together with all loans and advances and Guarantees made in addition to those described in clauses
     (d) and (f) below by the Company or any Subsidiary to Subsidiaries that are not Guarantors, shall not exceed $30,000,000 at any time outstanding;

          (d) In addition to the investments, guarantees and loans described in clause (b) above, loans or advances made by the Company to any Subsidiary or made by any Subsidiary to the Company or any other Subsidiary; PROVIDED that the amount of such loans and advances made by the Company or any
     Subsidiary to Subsidiaries that are not Guarantors, together with investments and Guarantees made pursuant to clauses (c) above and (f) below by the Company or any Subsidiary to Subsidiaries that are not Guarantors, shall not exceed $30,000,000 at any time outstanding;

          (e) obligations of the Company to any Subsidiary, or of any Subsidiary to the Company or any other Subsidiary, arising from the management and investment of cash on a pooled basis in the ordinary course of business;

          (f) Guarantees constituting Indebtedness permitted by Section 10.1; PROVIDED that (A) a Subsidiary shall not guarantee any Indebtedness of the Company unless such Subsidiary also has Guaranteed the obligations of the Company in respect of the Notes, (B) no Subsidiary shall guarantee any Indebtedness under the Public Note Agreement or under any document identified on Schedule 5.15 (to the extent such Guarantee in respect of a document identified on Schedule 5.15 was not in effect on the Closing Date), and (C) the aggregate principal amount of Indebtedness of Subsidiaries that are not Guarantors that is Guaranteed by the Company or any Guarantor pursuant to this Section 10.6, together with investments and loans and advances made by the Company or any Guarantor to Subsidiaries that are not Guarantors pursuant to clauses (c) and (d) above, shall not exceed $30,000,000 at any time outstanding (exclusive of investments, guarantees and loans described in clause (b) above);

          (g) Guarantees by the Company of accounts payable of Subsidiaries in the ordinary course of business;

          (h)  investments   received  in  connection  with  the  bankruptcy  or
     reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (i) investments in perpetual care trusts, pre-need trusts or similar transactions made (A) in the ordinary course of such Person's business and
      (B) subject to applicable federal, state or local regulations;

          (j) Permitted Acquisitions for consideration consisting of common stock of the Company, and other consideration to the extent the amount or fair market value of such other consideration paid by the Company and its Subsidiaries therefor (including Indebtedness assumed pursuant to Section
     10.1 above) does not exceed (i) $50,000,000 for any single  acquisition and
     (ii) $100,000,000 for all acquisitions within a 12 month period;

          (k) Equity Interests and debt obligations owned by the Company or any Subsidiary following an asset disposition permitted under Section 10.7;

          (l) Equity Interests in Persons owned by the Company or any Subsidiary following the sale of Equity Interests in Subsidiaries in transactions constituting permitted asset dispositions under Section 10.7 and other investments in joint ventures engaged in businesses reasonably related to the business of the Company; PROVIDED that no investment shall be permitted pursuant to this clause (l) that, together with all other investments permitted under this clause (l), would at any time have a book value exceeding $50,000,000 in the aggregate;

          (m) investments not permitted by any other clause of this Section 10.6; PROVIDED that no investment shall be made pursuant to this clause (m) that, together with all other investments made pursuant to this clause (m) after the Closing Date, would exceed $10,000,000 in the aggregate; and

          (n)  other  investments  not  permitted  by any  other  clause of this
     Section 10.6; PROVIDED that both before and immediately after giving effect to any such investment, the Company has at least $50,000,000 in liquidity in the form of Permitted Investments and at least $150,000,000 of total liquidity, including (A) unrestricted cash, (B) Permitted Investments and
     (C) the difference  between the aggregate  Revolving Loan  Commitments

     (as defined in the Credit Agreement) under the revolving credit facility available thereunder as of such date and the aggregate loans and letters of credit outstanding under such revolving credit facility as of such date.

     10.7. LIMITATION ON ASSET SALES.

     The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest, owned by it, nor will the Company permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory (including parcels in developed cemetery properties), used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Company or a Subsidiary; PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Guarantor shall be made in compliance with Section
     10.10 below regarding restrictions on transactions with Affiliates;

          (c) following the completion of the sales described in clause (d) below, sales, transfers, leases and other dispositions of assets (other than accounts receivable or inventory) the sale of which is not otherwise permitted by any other clause of this Section 10.7; PROVIDED that (i) the aggregate book value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) subsequent to the Closing Date shall not exceed 20% of the result of (x) the proforma consolidated total assets of the Company and its Subsidiaries as of June 30, 2006, as provided in the Form 8-K filed with the SEC on September 19, 2006 PLUS any increase in such consolidated total assets resulting from Permitted Acquisitions of Subsidiaries after the Closing Date (with each such increase to be measured as of the date of such Permitted Acquisition) MINUS (y) as of any date of calculation, pre-need funeral and cemetery receivables and trust investments, cemetery perpetual care trust investments, insurance invested assets and any similar categories of assets as would be shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date (which figure, for the avoidance of doubt, shall include any amounts in respect of such assets which may result from Permitted Acquisitions of Subsidiaries after the Closing Date) (and the Company and the Purchasers hereby agree that, as of September 19, 2006, such calculation of clause (x) MINUS clause (y) will result in a total amount equal to $5,124,504,000.00),
     (ii) all sales, transfers, leases and other dispositions permitted pursuant to this clause (c) shall be made for fair value and (iii) the aggregate non-cash consideration received in connection with all such transactions shall not exceed $400,000,000; and

          (d) asset sales for an aggregate consideration of up to $500,000,000 contemplated by the Company as a result of the Merger (the nature of which asset sales is described in Schedule 10.7), whether or not such sales are required by the Federal Trade Commission, the proceeds of which will be applied, in part, to permanently reduce the aggregate amount of Indebtedness outstanding in respect of the Term Loans.

     For purposes of Section 10.6 and this Section 10.7, any transaction which is a "like kind exchange" under Section 1031 of the Code shall be considered a disposition (if the Company or any Subsidiary receives cash consideration upon the completion thereof) or an acquisition (if the Company or any Subsidiary pays cash consideration upon the completion thereof) only upon the completion of such transaction, and then only to the extent of the cash received or paid.

     10.8. SWAP AGREEMENTS.

      The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except Swap Agreements entered into (a) to hedge or mitigate risks (including foreign exchange risks) to which the Company or any Subsidiary has actual exposure (other than in respect of Equity Interests of, or Indebtedness of, the Company or any of its Subsidiaries), and (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

     10.9. RESTRICTED PAYMENTS.

          (a) The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except (i) that any Subsidiary may make any Restricted Payment to the Company or any other Subsidiary (PROVIDED that neither the Company nor any Guarantor may make any Restricted Payment to a Subsidiary that is not a Guarantor) and (ii) as otherwise provided herein. As used herein, "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests. On any date that the Leverage Ratio, calculated as of such date, is greater than 3.5 to 1.0, and so long as no Default or Event of Default exists at the time, or is created as a result of any such dividend, the Company may declare and pay dividends with respect to its Equity Interests not to exceed $40,000,000 in the aggregate in the twelve month period preceding the date of such proposed dividend (including such proposed dividend in the calculation of such aggregate amount). On any date that the Leverage Ratio, calculated as of such date, is less than or equal to 3.5 to 1.0, and so long as no Default or Event of Default exists at the time or is created as a result of any dividend, share repurchase or share redemption, the provisions of this section will not apply to restrict dividends, share repurchases or share redemptions.

          (b) Notwithstanding the above, on any date that the Leverage Ratio, calculated as of such date, is greater than 3.5 to 1.0 but less than 4.0 to 1.0, so long as (i) there are no outstanding Revolving Borrowings and (ii) the Term Loans have been paid in full, the Company may make share repurchases of its Common Stock in a total amount not to exceed $100,000,000 in the aggregate after the Closing Date.

          (c) The Company will not, nor will it permit any of its Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Indebtedness, except:

               (i) payment of Indebtedness created under this Agreement;

               (ii) regularly scheduled and other mandatory interest and principal payments as and when due in respect of any other Indebtedness permitted in accordance with the provisions of Section 10.1;

               (iii) refinancings of Indebtedness permitted in accordance with the provisions of Section 10.1, including the payment of customary fees, costs and expenses in connection therewith;

               (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted under Section 10.7 above;

               (v) the payment of Indebtedness of any Person acquired by the Company or any Subsidiary that exists on the date of such acquisition; PROVIDED that such Person becomes a Subsidiary as a result of such acquisition;

               (vi) payment of Indebtedness that matures prior to the Revolving Maturity Date; PROVIDED there are no outstanding Revolving Borrowings at the time of any such payment and immediately after giving effect to any such payment;

               (vii) payment of Indebtedness that matures after the Revolving Maturity Date; PROVIDED that (A) no Indebtedness described in clause
          (vi) above is outstanding, other than (1) non-public Indebtedness disclosed on Schedule 5.15 (and, for the purposes of this clause
          (vii), non-public Indebtedness shall not include any Indebtedness incurred by the Company pursuant to a transaction in which the sale of such Indebtedness to the ultimate purchasers thereof is exempt from registration under the Securities Act pursuant to Rule 144A under the Securities Act (17 C.F.R. ss.230.144A) as such rule may be amended from time to time) or (2) other non-public Indebtedness incurred after the Closing Date in an aggregate amount not to exceed $10,000,000, and
          (B) there are no outstanding Revolving Borrowings;

               (viii) prepayments and redemptions of Indebtedness of the Company or any Subsidiary with proceeds of any issuance and sale of common stock of the Company;

               (ix) exchanges of Indebtedness of the Company or any Subsidiary for common stock of the Company;

               (x) other prepayments by the Company or any Subsidiary not permitted by any other clause of this Section 10.9; PROVIDED that no such prepayment or redemption shall be made if (i) as of the date of such proposed prepayment or redemption, the Leverage Ratio is greater than or equal to 3.5 to 1.00 and the Company or any Subsidiary has made other prepayments permitted under this clause (x) (including the proposed prepayment) in excess of $200,000,000 in the aggregate, or
          (ii) as of the date of such proposed prepayment or redemption, the Leverage Ratio is less than 3.5 to 1.00 and the Company or any Subsidiary has made such other prepayments permitted under this clause
          (x) (including the proposed prepayment) in excess of $400,000,000 in the aggregate (inclusive of the aggregate amount of prepayments and redemptions made under clause (x)(i)), in each case so long as there are no outstanding Revolving Borrowings; and

               (xi) prepayment of the Term Loans, the Revolving Borrowings or the Alderwoods Debt in accordance with the terms thereof.

     10.10. TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions  with,  any of  its  Affiliates,  except  (a)  transactions  in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and one or more Subsidiaries that are Guarantors not involving any other Affiliate, (c) any investment, loan or advance involving a Subsidiary that is permitted under Section 10.6, (d) any Restricted Payment permitted by
Section 10.9 and (e) issuances of Equity Interests of the Company in satisfaction of obligations under retirement plans.

     10.11. RESTRICTIVE AGREEMENTS; MAINTENANCE OF MOST FAVORED LENDER STATUS.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its properties or assets, or
     (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary that are, in each case in this clause (ii), more restrictive than that which exists as of the Closing Date; PROVIDED that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, (B)
     restrictions  and  conditions  existing  on the date hereof  identified  on
     Schedule 10.11(a) (but, subject to the following clause (C), this Section 10.11(a) shall apply to any extension or renewal of or any amendment or modification expanding the scope of, any such restriction or commitment), (C) restrictions and conditions contained in any extension, renewal, replacement, amendment or modification of each indenture (including any supplemental indentures entered into pursuant to the terms thereof) to which the Company is a party on the Closing Date and which are identified on Schedule 10.11(a), so long as such restrictions and conditions are not more restrictive than those in the indenture being extended, renewed, replaced, amended or modified and (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is otherwise permitted hereunder.

          (b) If at any time on or after the Closing Date, the Company shall enter into any amendment or other modification of the Credit Agreement, which amendment or modification contains one or more Additional Covenants or Additional Defaults, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in any such amendment or modification. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.11(b), but shall merely be for the convenience of the parties hereto. As used herein, "ADDITIONAL COVENANT" means any affirmative or negative covenant or similar restriction contained in any amendment or modification of the Credit Agreement applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to (or the same as) that of any covenant in Section 10 of this Agreement, but contains one or more provisions, percentages, amounts, formulas or definitions that are more restrictive than those set forth herein or more beneficial to the lenders under the Credit Agreement (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial to such lenders) or (ii) is different from the subject matter of any covenant in Section 10 of this Agreement and "ADDITIONAL DEFAULT" means any provision contained in the Credit Agreement which permits the lenders thereunder to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase the Indebtedness under the Credit Agreement prior to the stated maturity thereof and which either
     (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, but contains one or more provisions, percentages, amounts, formulas or definitions that are more restrictive or have a shorter grace period than those set forth herein or is more beneficial to the lenders under the Credit Agreement (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial to such lenders) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement.

     10.12. FINANCIAL COVENANTS.

          (a) The Company will not permit the Leverage Ratio, determined at the end of any fiscal quarter occurring in a period set forth below, to exceed the ratio set forth below opposite such period.

       =======================================================================
              TIME PERIOD                                     RATIO
       =======================================================================
       Closing Date through and including June            5.50 to 1.00
       30, 2007
       -----------------------------------------------------------------------
       July 1, 2007 through and including                 5.25 to 1.00
       December 31, 2007
       -----------------------------------------------------------------------
       January 1, 2008 through and including June         5.00 to 1.00
       30, 2008
       -----------------------------------------------------------------------
       July 1, 2008 through and including                 4.75 to 1.00
       December 31, 2008
       -----------------------------------------------------------------------
       January 1, 2009 through and including              4.25 to 1.00
       December 31, 2009
       -----------------------------------------------------------------------
       January 1, 2010 through and including              3.75 to 1.00
       December 31, 2010
       -----------------------------------------------------------------------
       January 1, 2011 and thereafter                     3.50 to 1.00
       =======================================================================

          (b) The Company will not permit the ratio of EBITDA, for any period of four consecutive fiscal quarters of the Company ending in any period set forth below, to Consolidated Interest Expense for such period to be less than the ratio set forth below opposite such period.

       =======================================================================
              TIME PERIOD                                     RATIO
       =======================================================================
       Closing Date through and including                 2.50 to 1.00
       December 31, 2008
       -----------------------------------------------------------------------
       January 1, 2009 through and including June         2.75 to 1.00
       30, 2010
       -----------------------------------------------------------------------
       July 1, 2010 and thereafter                        3.00 to 1.00
       =======================================================================


     10.13. TERRORISM SANCTIONS REGULATIONS.

     The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

11.  EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Breakage Cost Indemnity, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), or any Guarantor defaults in the performance of or compliance with any term of the Guaranty Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this
     Section 11(d)); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or by or on behalf of any Guarantor or by any officer of such Guarantor in the Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests),
     (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000, or (y) one or more

     Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

          (j) either of the Guaranty Agreement or the Sharing Agreement is not or ceases to be effective against any Guarantor for any period of 15 days or more or is alleged by the Company or any Guarantor to be ineffective against any Guarantor for any reason unless, in each case, the Company is in compliance with Section 9.7 without such Guarantor continuing to be a Guarantor; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Financial Accounting Standards Board Statement No. 87 (as in effect at such time, or any replacement thereof), shall exceed $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan resulting in a "withdrawal liability" as such term is defined in Part 1 of Subtitle E of Title IV of ERISA, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1. ACCELERATION.

          (a) If an Event of Default  with  respect to the Company  described in
     Section  11(g) or (h) (other than an Event of Default  described  in clause
     (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable without notice of intent to accelerate or notice of acceleration.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company (other than notice of intent to accelerate which the Company hereby waives), declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company (other than notice of intent to accelerate which the Company hereby waives), declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default
Rate) and (y) the Breakage Cost Indemnity determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest, notice of intent to accelerate or further notice (other than the notice described in Section 8.8(b) with respect to Breakage Cost Indemnity), all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain

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

its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of any Breakage Cost Indemnity by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2. OTHER REMEDIES.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      12.3. RESCISSION.

      At any time after any Notes have been declared due and payable pursuant to
Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Breakage Cost Indemnity, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Breakage Cost Indemnity, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

      No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

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

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      13.1. REGISTRATION OF NOTES.

      The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      13.2. TRANSFER AND EXCHANGE OF NOTES.

      Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note for such Series set forth in Exhibit 1(a) or Exhibit 1(b), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and to have become a party to the Sharing Agreement (and each other Lender (as defined in the Sharing Agreement) shall be entitled to rely on such deemed joinder to the Sharing Agreement.

      13.3. REPLACEMENT OF NOTES.

      Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.   PAYMENTS ON NOTES.

      14.1. PLACE OF PAYMENT.

      Subject to Section 14.2, payments of principal, Breakage Cost Indemnity, if any, and interest becoming due and payable on the Notes shall be made in Houston, Texas at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      14.2. HOME OFFICE PAYMENT.

      So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Breakage Cost Indemnity, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

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

      14.3. RECORD DATE.

      Any provision set forth herein or in the Notes to the contrary notwithstanding, the Company shall make each payment of principal and interest on any Note to the Person who is, on the second Business Day preceding the due date for such payment, registered as the holder thereof at the close of business on such second Business Day.

15.   EXPENSES, ETC.

      15.1. TRANSACTION EXPENSES.

      Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Guaranty Agreement or the Sharing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Guaranty Agreement or the Sharing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Guaranty Agreement or the Sharing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and
(c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO PROVIDED, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

      15.2. SURVIVAL.

      The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this

Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.   AMENDMENT AND WAIVER.

      17.1. REQUIREMENTS.

      This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Breakage Cost Indemnity on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      17.2. SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      17.3. BINDING EFFECT, ETC.

      Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. Neither any course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      17.4. NOTES HELD BY COMPANY, ETC.

      Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

      17.5. RELEASE OF GUARANTORS.

      Notwithstanding any contrary provision in this Agreement, the Guaranty Agreement or the Sharing Agreement, if (a) any Guarantor is no longer a Subsidiary and (b) at the time such Guarantor ceases to be a Subsidiary, no Event of Default then exists, then such Guarantor shall be automatically released from its obligations under the Guaranty Agreement, without any need for any formal action by the holders of the Notes, and the holders of the Notes will confirm such release by a notice to the Company upon receipt of a request therefor.

18.   NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid) or (d) in respect of any notice to be sent pursuant to Sections 7.1(a), 7.1(b), 7.1(c), 7.1(g), 7.1(h), or 7.2, by means of the Company's posting such information through an Electronic Distribution Service (and sending a notification of such posting via e-mail to each holder of Notes that is an Institutional Investor at such holder's e-mail address as provided in Schedule A or by any subsequent holder of the Notes to the Company in accordance with the provisions of this Section 18 (or, if any such holder has not so provided an e-mail address to the Company, then such notification shall be provided as required under clause (a) above)). Any such notice (if not sent via e-mail) must be sent:

               (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.   REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of Notes, may be reproduced by such Purchaser or such other holder of Notes by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or such other holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction  was made by such  Purchaser  or such other  holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.   CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser or any other holder of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that
(a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, PROVIDED that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.   SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section
21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.   MISCELLANEOUS.

      22.1. SUCCESSORS AND ASSIGNS.

      All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      22.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

      Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a

Business Day as the date fixed for such prepayment), any payment of principal of or Breakage Cost Indemnity or interest on any Note, including the maturity date of such Note, that is due on a date other than a Business Day shall be made on the next succeeding Business Day (or the immediately preceding Business Day, with respect to certain instances described in the definition of Interest Payment Date), and shall include the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      22.3. ACCOUNTING TERMS.

      All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP; PROVIDED, HOWEVER, that if the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      22.4. SEVERABILITY.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      22.5. CONSTRUCTION, ETC.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

      22.6. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.7. GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

     22.8. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in
     Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

     22.9. INTEREST RATE LIMITATION.

          (a) Notwithstanding anything herein to the contrary, in no event whatsoever shall the amount contracted for, charged, paid or otherwise agreed to be paid to or received by the holder of any Note for the use, forbearance or detention of money under this Agreement, the Guaranty Agreement or the Sharing Agreement or otherwise exceed the maximum non-usurious rate pursuant to applicable law (the "MAXIMUM RATE"), and if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest in respect of such Note under applicable law (collectively the "CHARGES"), shall exceed the Maximum Rate, the rate of interest payable in respect of such Note hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note but were not payable as a result of the operation of this Section
     22.9 shall be cumulated and the interest and Charges payable to such holder of Notes in respect of other Notes or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Default Rate to the date of repayment, shall have been received by such holder of Notes. Anything in this Agreement, the Guaranty Agreement or the Sharing Agreement to the contrary notwithstanding, the Company shall not be required to pay unearned interest and shall never be required to pay interest at a rate in excess of the Maximum Rate, and if the effective rate of interest which would otherwise be payable under this Agreement, the Guaranty Agreement or the Sharing Agreement would exceed the Maximum Rate, or if any holder of Notes shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement, the Guaranty Agreement or the Sharing Agreement to a rate in excess of the Maximum Rate, then (a) the amount of interest which would otherwise be payable by the Company under this Agreement, the Guaranty Agreement or the Sharing Agreement shall be reduced to the amount allowed under applicable law, and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Maximum Rate shall be credited on the principal of (or, if the principal amount shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any holder of Notes under this Agreement, the Guaranty Agreement or the Sharing Agreement, are made for the purpose of determining whether such rate exceeds the Maximum Rate, and shall be made by amortizing, prorating and spreading in equal parts during the period of the full stated term of the obligations evidenced by the Notes all interest at any time contracted for, charged or received by such holder of Notes in connection therewith.

                   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.
                              NEXT PAGE IS SIGNATURE PAGE.]

      If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    SERVICE CORPORATION INTERNATIONAL


                                    By: /s/ Eric D. Tanzberger
                                      ----------------------------------
                                       Name: Eric D. Tanzberger
                                       Title: Senior Vice President and Chief
                                              Financial Officer


This Agreement is hereby
accepted and agreed to as
of the date thereof.

[PURCHASER SIGNATURE BLOCKS OMITTED]




                   [Signature Page to Note Purchase Agreement]

                                   SCHEDULE B

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "ACCOUNTANT'S CERTIFICATE" is defined in Section 7.1(b).

      "ADDITIONAL COVENANT" is defined in Section 10.11(b).

      "ADDITIONAL DEFAULT" is defined in Section 10.11(b).

      "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or Equity Interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Equity Interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "THIS AGREEMENT" is defined in Section 17.3.

      "ALDERWOODS" means Alderwoods Group, Inc., a Delaware corporation.

      "ALDERWOODS DEBT" means the Indebtedness and all other obligations created and existing pursuant to that certain Credit Agreement, dated September 17, 2003, by and among Alderwoods, as borrower, Bank of America, NA., as administrative agent thereunder and the other lenders party thereto, and all related documents.

     "ANTI-TERRORISM ORDER" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

      "ATTRIBUTABLE DEBT" is defined in Section 10.1(g).

      "BREAKAGE COST INDEMNITY" means in connection with each LIBOR-Based Loan the amount, if any, due pursuant to the terms of Section 8.8(b).

      "BUSINESS DAY" means (a) with respect to any determination of the Interest Period with respect to any LIBOR-Based Loan, a London Business Day, and (b) for all other purposes, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

                                   Schedule B-1

      "CANADIAN SUBSIDIARY" means any Subsidiary organized under the laws of Canada or any province thereof.

      "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASH INTEREST EXPENSE" means interest expense determined under GAAP, less amortization of deferred loan costs and original issue discounts.

      "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act) of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company (including Equity Interests referenced in clause
(d) below); (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control (as such term is defined in the definition of Affiliate) of the Company by any Person or group, or (d) any event that gives holders of preferred Equity Interests or other securities issued pursuant to any shareholders' rights plan of the Company the right to purchase or to convert such securities into such amount of voting Equity Interests of the Company as, when so purchased or converted and added to the Equity Interests referred to in clause (a) of this definition held by such holders, would result in such holders holding more than 25% of the aggregate voting Equity Interests of the Company.

      "CHANGE IN CONTROL PREPAYMENT DATE" is defined in Section 8.3(b).

      "CHARGES" is defined in Section 22.9.

      "CLOSING" is defined in Section 3.

      "CLOSING DATE" is defined in Section 3.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "COMPANY" is defined in the first paragraph of this Agreement.

      "CONFIDENTIAL INFORMATION" is defined in Section 20.

      "CONSOLIDATED  INTEREST  EXPENSE"  means,  for any period,  Cash  Interest
Expense (including imputed interest expense in respect of Capital Lease Obligations) paid by the Company and its Subsidiaries during such period; PROVIDED, HOWEVER, that for the period of four fiscal quarters ending (a) December 31, 2006, Consolidated Interest Expense shall be deemed to be the amount thereof for the quarter ending on such date multiplied by four, (b) for the period of

                                  Schedule B-2
four fiscal quarters ending March 31, 2007, Consolidated Interest Expense shall be deemed to be the amount thereof for the immediately preceding two fiscal quarters multiplied by two, and (c) for the period of four fiscal quarters ending June 30, 2007, Consolidated Interest Expense shall be deemed to be the amount thereof for the immediately preceding three fiscal quarters multiplied by four-thirds (4/3).

      "CONSOLIDATED OPERATING INCOME" means, for any period, the operating income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of November 28, 2006, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders from time to time party thereto, and the other Persons party thereto, as amended, restated, supplemented or otherwise modified and in effect from time to time (except as otherwise specified herein).

      "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "DEFAULT RATE" means, at any time in respect of any Note, that rate of interest that is equal to the greater of (a) 2% per annum above the LIBO Rate or
(b) 2% per annum above the Prime Rate, regardless of whether the LIBO Rate or the Prime Rate is otherwise in effect at such time.

      "DISCLOSURE DOCUMENTS" is defined in Section 5.3.

      "DOLLARS" or "$" means lawful money of the United States of America.

      "DOMESTIC   SUBSIDIARY"  means  any  Subsidiary  that  is  not  a  Foreign
Subsidiary.

      "EBITDA" means, for any period, without duplication, for the Company and its Subsidiaries, Consolidated Operating Income plus:

          (a) losses (or minus gains) on sales of fixed assets, to the extent included in Consolidated Operating Income, and impairments, to the extent included in operating expenses; plus

          (b) depreciation (to the extent included in operating expenses and excluding amortization of deferred loan costs); plus

          (c) non-cash stock compensation expense/amortization (to the extent included in operating expenses); plus

          (d) rent expense in any period to the extent of the portion thereof determined, subsequent to such period, to constitute principal paid in respect of capitalized leases, rather than rent paid in respect of operating leases; plus

                                  Schedule B-3

          (e) actual Merger-related, non-recurring cash expenses incurred to the extent included in operating expenses and not to exceed $60,000,000 in aggregate, including expenses incurred within the first 24 months after the Closing Date, such as severance of management and employees, termination costs and buyouts of contracts and lease agreements, conversions of computer systems and networks, transfer of documents and other assets, legal and advisory fees directly related to the Merger, and other items reasonably incurred of a similar nature and non-cash merger expenses that would not otherwise be included in other non-cash addbacks to Consolidated Operating Income; plus

          (f) royalty income received from American Memorial Life Insurance Company; minus

          (g) any losses attributable to surety premiums; minus

          (h) Pro Forma Divested EBITDA (or plus Pro Forma Divested EBITDA, if such figure is negative, in each case to the extent previously included in Consolidated Operating Income); plus

          (i) EBITDA (or minus EBITDA, if such figure is negative) of acquired operations for such period in respect of the time during such period which preceded the acquisition, in each case to the extent not previously included in Consolidated Operating Income; plus

          (j)  EBITDA  (or  minus  EBITDA,   if  such  figure  is  negative)  of
     discontinued operations still owned; plus

          (k) to the extent received or made by the Company or any Subsidiary in cash, net cash flow from (or minus net cash flow to) non-consolidated joint ventures (to the extent not included in Consolidated Operating Income);

      PROVIDED, HOWEVER, that EBITDA for the fiscal quarter ended March 31, 2006 shall be deemed to have been $117,683,000, EBITDA for the fiscal quarter ended June 30, 2006 shall be deemed to have been $109,851,000, and EBITDA for the fiscal quarter ended September 30, 2006 shall be deemed to have been $118,634,000 (in each case, EBITDA with respect to such fiscal quarters is subject to change to reflect financial information as a result of acquisitions (other than the Merger) and divestitures occurring after the Closing Date, calculated in accordance with the provisions of this definition), and, PROVIDED, FURTHER that the calculation of EBITDA for the fiscal quarter ending December 31, 2006 shall be computed as if Alderwoods had become a Subsidiary of the Company on the first day of such fiscal quarter.

      "ELECTRONIC DELIVERY" is defined in Section 7.1(a).

      "ELECTRONIC DISTRIBUTION SERVICE" means IntraLinks(R) or a comparable internet document posting and distribution service accessible by the holders of the Notes.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants,

                                  Schedule B-4
franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

      "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA   AFFILIATE"   means  any  trade  or   business   (whether  or  not
incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "EVENT OF DEFAULT" is defined in Section 11.

      "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof. For the avoidance of doubt, the Commonwealth of Puerto Rico is, for the purposes of Section 9.7, not a territory, possession or political subdivision of the United States.

      "FORM 10-K" is defined in Section 7.1(b).

      "FORM 10-Q" is defined in Section 7.1(a).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "GOVERNMENTAL AUTHORITY" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii)  any  other   jurisdiction  in  which  the  Company  or  any
          Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                                  Schedule B-5

      "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "GUARANTORS" means, collectively, each of the Initial Guarantors together with each Subsidiary which becomes a Guarantor pursuant to the terms of Section 9.7.

      "GUARANTY AGREEMENT" is defined in Section 4.8.

      "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

      "HOLDER"  means,  with  respect  to any Note the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase

                                  Schedule B-6
price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations, contingent or otherwise, of such Person in respect of securitization transactions and (l) all synthetic lease obligations of such Person. The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, but (ii) shall not include any Guarantee or other contingent liability, direct or indirect, with respect to bonds, indemnity agreements and similar arrangements provided to assure that the Company and its Subsidiaries will fully perform their obligations in respect of prearranged funeral and cemetery services and goods and/or construction of burial facilities.

      "INHAM EXEMPTION" is defined in Section 6.2(e).

      "INITIAL GUARANTORS" is defined in Section 4.8.

      "INSTITUTIONAL INVESTOR" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

      "INTEREST PAYMENT DATE" means each quarterly anniversary of the Closing Date; provided, that (a) if any Interest Payment Date would otherwise fall on a day other than a Business Day, such Interest Payment Date shall instead fall on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall instead fall on the next preceding Business Day, and (b) if the relevant calendar month does not contain a day that numerically corresponds to the Closing Date, the related Interest Payment Date shall be the last Business Day of the last calendar month of such Interest Period.

      "INTEREST PERIOD" means (a) as to any LIBOR-Based Loan, initially, the three month period commencing on the Closing Date and ending on the first Interest Payment Date thereafter and, after such initial Interest Period, each period commencing on the last day of the preceding Interest Period and ending on the first Interest Payment Date thereafter, and (b) as to any Prime Rate Loan, the three month period commencing on the date of the conversion of any LIBOR-Based Loan to a Prime Rate Loan or, in the case of a continuation of an existing Prime Rate Loan, on the last day of the immediately preceding Interest Period applicable thereto, and ending on the first Interest Payment Date thereafter; PROVIDED, HOWEVER, that (i) in no event may any

                                  Schedule B-7

Interest Period end after the maturity date of the applicable Note and (ii) any changes in the rate of interest applicable to a Prime Rate Loan resulting from changes in the Prime Rate shall take place immediately regardless of whether such change shall occur during such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of the last day of the Interest Period and the day on which the Notes are repaid or prepaid in full.

      "INTEREST RATE MARGIN" means, at any time, with respect to the calculation of interest on any Note, 2.00% per annum.

      "LEVERAGE RATIO" means, on any date, the ratio of the consolidated total Indebtedness of the Company and its Subsidiaries, calculated as of such date, to EBITDA for the period of four fiscal quarters of the Company then most recently ended; PROVIDED that, as of any date on which the Company and its Subsidiaries have Indebtedness outstanding which, if prepaid on such date, would be subject to a premium or penalty in respect of such prepayment, then consolidated total Indebtedness of the Company and its Subsidiaries shall be calculated net of unrestricted cash on hand of the Company and its Subsidiaries in excess of $25,000,000.

      "LIBOR-BASED LOAN" means an extension of credit hereunder evidenced by a Note which bears interest at the LIBO Rate.

      "LIBO RATE" means, with respect to the applicable Interest Period as determined for any LIBOR-Based Loan, the sum of (a) the Interest Rate Margin for such LIBOR-Based Loan and (b) (i) the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%), equal to the offered rate for deposits in Dollars, for a period of time comparable to such Interest Period, which appears on the Bloomberg page "Currency BBAM 1" as of 11:00 a.m. London time on the day that is two London Business Days prior to the first day of such Interest Period, or (ii) if such rate ceases to be reported in accordance with the above definition on Bloomberg Page "Currency BBAM 1," the rate per annum quoted by JPMorgan Chase Bank, N.A. at approximately 11:00 A.M. (New York City time) on the first Business Day of such Interest Period for loans in Dollars to major banks in the London interbank eurodollar market for a period equal to such Interest Period, commencing on the first day of such Interest Period and in an amount comparable to the principal amount thereof.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LONDON BUSINESS DAY" means a day on which dealings in Dollars are carried on in the London inter-bank eurodollar market.

      "MARKETED EBITDA" means the trailing 12-month EBITDA figure disclosed to potential buyers preceding the sale of an operation or a Subsidiary.

                                  Schedule B-8

      "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or of any Guarantor to perform its obligations under the Guaranty Agreement, or (c) the validity or enforceability of this Agreement, the Notes or the Guaranty Agreement.

      "MAXIMUM RATE" is defined in Section 22.9.

      "MEMORANDUM" is defined in Section 5.3.

      "MERGER" means the merger of a direct Wholly-Owned Subsidiary of the Company with and into Alderwoods, where Alderwoods is the surviving Person as a direct, Wholly-Owned Subsidiary of the Company, pursuant to the terms of the Merger Documents.

      "MERGER  DOCUMENTS"  means the  Agreement  and Plan of Merger  dated as of
April  2,  2006,  among  the  Company,   Alderwoods  and  Coronado   Acquisition
Corporation and all related documents.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

      "NAIC ANNUAL STATEMENT" is defined in Section 6.2(a).

      "NOTES" is defined in Section 1(b).

      "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "PERMITTED ACQUISITION" means any acquisition (by merger or otherwise) by the Company or a Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (b) the business of such acquired Person, or such acquired business, is reasonably related to the business of the Company on the date hereof, (c) the requirements of Section 9.7 shall have been satisfied within the time periods specified therein, (d) the Company and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with Section 10.12 to the extent then

                                  Schedule B-9
applicable, as if such acquisition had occurred on the first day of the most recently ended relevant period for testing compliance with such Section 10.12,
(e) such acquisition has been approved by all necessary corporate and other action by the Person so acquired or the Person selling the assets or other property so acquired by the Company or such Subsidiary and (f) in the case of any acquisition in which the aggregate consideration paid by the Company and the Subsidiaries exceeds $10,000,000, the Company has delivered to the holders of the Notes an Officer's Certificate to the effect set forth in clauses (a), (b),
(c), (d) and (e) above, together with all financial information reasonably requested by the Required Holders relating to the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

      "PERMITTED ENCUMBRANCES" means:

          (a) liens imposed by law for taxes that are not yet due or are being contested in good faith, with adequate reserves, and the failure of such contest could not reasonably be expected to result in a Material Adverse Effect;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith, with adequate reserves and the failure of such contest could not reasonably be expected to result in a Material Adverse Effect;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

      PROVIDED that the term "Permitted Encumbrances" shall not include any lien securing Indebtedness, and for the purposes of this definition, Indebtedness shall include Guarantees or other contingent liabilities of the Company or any Subsidiary, direct or indirect, with respect to bonds, indemnity agreements and similar arrangements provided to assure that the Company and its Subsidiaries will fully perform their obligations in respect of prearranged funeral and cemetery services and goods and/or construction of burial facilities.

      "PERMITTED INVESTMENTS" means:

                                  Schedule B-10

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A2 or better by S&P, P2 or better by Moody's, or R1 "mid" or better by Dominion Bond Rating Service, Ltd.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits (including eurodollar deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any bank which is a Lender (as such term is defined in the Credit Agreement) or any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or Province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above;

          (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

          (f)   investments  in  corporate  debt   securities   (including  loan
     participations) that (i) mature within 60 days from the date of acquisition, and (ii) are rated BBB or better by S&P or Baa2 or better by Moody's at the date of acquisition;

          (g) investments in municipal securities or auction rate securities that are rated AA or better by S&P or Aa or better by Moody's, PROVIDED that the Company has the right to put such securities back to the issuer or seller thereof at least once every 60 days; and

          (h) other investments in an amount not to exceed $10,000,000 in the aggregate outstanding at any one time by Foreign Subsidiaries in certificates of deposit, banker's acceptances and time deposits (or other substantially similar investments) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts (or other substantially similar deposit accounts) issued or offered by, any foreign commercial bank not organized under the laws of the United States of America or Canada or any State or Province thereof.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                                  Schedule B-11

      "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "PREFERRED STOCK" means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar Equity Interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

      "PRIME RATE" means, at any time, a rate per annum equal to the sum of the Interest Rate Margin at such time plus the rate of interest publicly announced at such time by JPMorgan Chase Bank, N.A. (or its successor) in New York City as its "base" or "prime" rate.

      "PRIME RATE LOAN" means an extension of credit hereunder evidenced by a Note which bears interest at the Prime Rate.

      "PRO FORMA DIVESTED EBITDA" equals the total "Marketed EBITDA" from divested operations included in EBITDA in the preceding four quarters before consideration of divestures.

      "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" is defined in Section 6.2(a).

      "PUBLIC NOTE AGREEMENT" shall mean that certain Senior Indenture, dated as of February 1, 1993, and the supplemental indentures entered into pursuant thereto on October 3, 2006, in respect of which the Company has issued an aggregate amount of $500,000,000 of its Senior Notes.

      "PURCHASER" is defined in the first paragraph of this Agreement.

      "QPAM EXEMPTION" is defined in Section 6.2(d).

      "QUALIFIED INSTITUTIONAL BUYER" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

      "RELATED FUND" means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

      "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                                  Schedule B-12

      "RESTRICTED PAYMENT" is defined in Section 10.9(a).

      "REVOLVING BORROWINGS" shall have the meaning given such term in the Credit Agreement.

      "REVOLVING MATURITY DATE" shall have the meaning given such term in the Credit Agreement as in effect on the date hereof.

      "SALE AND LEASEBACK TRANSACTION" means any arrangement whereby the Company or any Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property from the buyer or transferee of the sold or transferred property, intending to use such property for substantially the same purpose or purposes.

      "S&P" means Standard & Poor's Ratings Services.

      "SEC" means the Securities and Exchange Commission of the United States, or any successor thereto.

      "SECURITIES" or "SECURITY" shall have the meaning specified in Section 2(1) of the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "SERIES" means any one or more of the series of Notes issued hereunder.

      "SERIES A NOTES" is defined in Section 1(a).

      "SERIES B NOTES" is defined in Section 1(b).

      "SHARING AGREEMENT" means the Sharing Agreement, dated as of November 28, 2006, among the banks and financial institutions party thereto, the holders of the Notes, JPMorgan Chase Bank, N.A., as Agent for the lenders under the Credit Agreement, and each of the lenders party thereto, as such agreement may be amended, modified, supplemented or restated from time to time in accordance with the provisions thereof.

      "SOURCE" is defined in Section 6.2.

      "SUBSIDIARY" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such

                                  Schedule B-13
first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

      "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement.

      "TERM LOAN" means the term loans made to the Company pursuant to the Credit Agreement.

      "TRANSPORTATION EQUIPMENT LEASES" is defined in Section 10.1(f).

      "USA PATRIOT ACT" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B-14


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